Exhibit 23.7


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use in this Registration Statement of Medical Resources, Inc. on Form S-4 of our report dated May 31, 1996 with respect to the financial statements of Americare Imaging Center, Inc. incorporated by reference in the Joint Proxy Statement/Prospectus, which is a part of the Registration Statement, and to reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.


/s/ WEISBERG, POLANSKY, KULBERG,
    EINHORN & MOLE, LLP


Carle Place, New York
July 30, 1996